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                                                                     EXHIBIT 5.1

                                                 Heller Ehrman White & McAuliffe
                                                                       ATTORNEYS




                                October 8, 1997





                                                                      18103-0151

Thoratec Laboratories Corporation
1823 Eighth Street
Berkeley, California  94710

         Re:     REGISTRATION STATEMENT NO. 333-36685

Ladies and Gentlemen:

         We have acted as counsel to Thoratec Laboratories Corporation, a California corporation (the "Company"), in connection with Registration Statement No. 333-36685 filed with the Securities and Exchange Commission on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 2,000,000 shares of the Company's Common Stock, no par value (the "Shares"), 1,500,000 of which are being sold by the Company and 500,000 of which are being sold by a selling shareholder (the "Selling Shareholder"). The Shares are to be sold pursuant to a Placement Agency Agreement (the "Placement Agency Agreement") among the Company, the Selling Shareholder, Vector Securities International, Inc. and Cruttenden Roth Incorporated, as representatives of the placement agents named in Schedule I to the Placement Agency Agreement.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

         (a)     The Restated Articles of Incorporation of the Company
                 certified by the Secretary of State of the State of California as of September 18, 1997, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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Thoratec Laboratories Corporation                Heller Ehrman White & McAuliffe
October 8, 1997                                                        ATTORNEYS
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         (b)     The Bylaws of the Company certified to us by an officer of the
                 Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of the Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the issuance of the Shares and the proposed public offering have been provided to us; and (ii) certifying as to certain factual matters;

         (d)     The Registration Statement;

         (e)     The draft of the Placement Agency Agreement filed as Exhibit
                 1.1 to the Registration Statement and;

         (f) A letter from American Securities Transfer & Trust, Inc. dated October 9, 1997, certifying as to the number of Shares of Company Common Stock outstanding as of October 8, 1997.

         This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Placement Agency Agreement signed by the parties thereto conforms in all material respects to the draft filed as Exhibit 1.1 to the Registration Statement; (iii) the Company received the full consideration stated in the resolution authorizing the issuance of the currently outstanding Shares; (iv) the currently outstanding Shares to be sold by the Selling Shareholders are delivered and paid for in accordance with the Placement Agency Agreement; (v) the currently unissued Shares to be sold by the Company are issued, delivered and paid for in accordance with the terms of the Placement Agency Agreement; and (vi) all applicable securities laws are complied with, it is our opinion that the currently issued and outstanding Shares covered by the Registration Statement to be sold by the Selling Shareholder are legally issued, fully paid and non-assessable and the currently unissued Shares, when issued by the Company, will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that come to our attention after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
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Thoratec Laboratories Corporation                Heller Ehrman White & McAuliffe
October 8, 1997                                                        ATTORNEYS
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                                           Very truly yours,



                                           /s/ HELLER EHRMAN WHITE & McAULIFFE
                                           -------------------------------------
                                               Heller Ehrman White & McAuliffe